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                                                                     EXHIBIT 2.1

                              AGREEMENT OF MERGER


                  THIS AGREEMENT OF MERGER is made as of August 24, 1999, by and between U.S. Audiotex Corporation, a Delaware corporation (the "Corporation"), and U.S. Audiotex, LLC, a California limited liability company (the "LLC" and collectively with the Corporation, the "Constituent Entities").

                  WHEREAS, the board of directors of the Corporation (the "Board of Directors") and the stockholders of the Corporation have determined that it is desirable and in the best interests of the Corporation and its stockholders that the LLC be merged with and into the Corporation on the terms and conditions set forth herein, and the Board of Directors and stockholders of the Corporation have approved this Agreement of Merger.

                  WHEREAS, the management committee of the LLC (the "Management Committee") has determined that it is desirable and in the best interests of the LLC and its members (the "Members") that the LLC be merged with and into the Corporation on the terms and conditions set forth herein, and the Management Committee and Members of the LLC have approved this Agreement of Merger.

                  NOW, THEREFORE, in order to implement the foregoing, the parties agree as follows:

                  1. Merger. At the Effective Time (as defined in Section 2 hereof), the LLC shall be merged with and into the Corporation (the "Merger") pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law (the "DGCL") and Chapter 12 of the Beverly-Killea Limited Liability Company Act of California (the "LLC Act"). The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by the DGCL. The separate existence of the LLC shall cease at the Effective Time. The corporate existence of the Surviving Corporation shall continue unimpaired and unaffected by the Merger.

                  2. Effective Time of the Merger. The Merger shall become effective upon the filing of a certificate of merger (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware and the filing a certificate of merger with the Secretary of State of the State of California (the "California Certificate of Merger") in accordance with Section 264 of the DGCL and Section 17552 of the LLC Act, respectively, which time is herein sometimes referred to as the "Effective Time."

                  3. Directors and Officers. The officers and directors of the Corporation holding office at the Effective Time shall hold office in the Surviving Corporation until removed as provided by law or until the election and qualification of their respective successors.

                  4.    Conversion of Interests.

                  4.1 Conversion of Membership Interests. Upon the Effective Time, each membership interest in the LLC outstanding immediately prior to the Effective Time shall be converted by reason of the Merger and without any action on the part of the holders of any such
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membership interests into and shall become 49,990 shares of fully paid and nonassessable shares of common stock, par value $0.01 per share (the "Common Stock"), of the Surviving Corporation for each percent of the sharing ratio represented by such membership interest.

                  4.2 Conversion of Common Stock. Upon the Effective Time, each share of common stock of the Corporation issued and outstanding immediately prior thereto shall remain issued, outstanding and unchanging as a validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

                  5. Assumption of Obligations. At the Effective Time, the franchises, existence and rights of the LLC shall be merged into the Corporation and the Corporation shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, (a) the Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of each of the Constituent Entities;
(b) all property, real, personal and mixed, and all debts due to either of the Constituent Entities on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of the Constituent Entities, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; (c) all property, rights, privileges, powers, franchises and all and every other interest of each of the Constituent Entities shall be thereafter as effectually the property of the Surviving Corporation as they had been of the respective Constituent Entities; and (d) the title to any real property, or any interest therein, which has vested by deed or otherwise in either of the Constituent Entities, shall not revert to the transferor thereof, or be in any way impaired, by reason of the Merger. The Surviving Corporation shall assume and thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Entities.

                  6. Approval by the Board of Directors and Stockholders and the Management Committee and Members. The terms and conditions of the Merger and this Agreement of Merger have been unanimously approved by the Board of Directors and stockholders of the Corporation and by the Management Committee and Members of the LLC.

                  7. Further Acts. From time to time, as or when requested by the Surviving Corporation, or by its successors or assigns, the LLC shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation and its successors and assigns, title to and possession of all of the property, rights, privileges, powers and franchises referred to in Section 5 hereof and otherwise to carry out the intent and purposes of this Agreement of Merger.

                  8. Amendment. The Constituent Entities, by mutual consent of their respective Board of Directors and Management Committee, as applicable, may amend, modify or supplement this Agreement of Merger in such manner as may be agreed upon by them in writing at any time before or after the adoption and approval of this Agreement of Merger by the stockholders and the Members of the Constituent Entities. If any amendment, modification or supplement changes any of the principal terms of this Agreement of Merger, then said

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amendment, modification or supplement to this Agreement of Merger shall be approved by the stockholders and the Members of the Constituent Entities.

                  9.    Abandonment.

                  9.1 Pursuant to Section 251(d) of the DGCL, the Board of Directors of the Corporation may, at any time prior to the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the California Certificate of Merger with the Secretary of State of the State of California, abandon and terminate this Agreement of Merger notwithstanding approval of this Agreement of Merger by the stockholders of the Corporation and the Members of the LLC.

                  9.2 Pursuant to Section 17551(d) of the LLC Act, subject to the rights of third parties under any contracts relating thereto, the Management Committee of the LLC may, at any time prior to the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the California Certificate of Merger with the Secretary of State of the State California, abandon and terminate this Agreement of Merger notwithstanding approval of this Agreement of Merger by the stockholders of the Corporation and the Members of the LLC.

                  10.   Miscellaneous.

                  10.1 Address of Surviving Corporation. The address of the Surviving Corporation for purposes of the delivery of notices regarding any matter relating to the Merger and the transactions contemplated in this Agreement of Merger is as follows:

                        U.S. Audiotex Corporation
                        18 Crow Canyon Court, Suite 300
                        San Ramon, California 94583
                        Attention: Corporate Secretary

                  10.2 Counterparts. This Agreement of Merger may be executed in one or more counterparts, and each such counterpart hereof shall constitute but one agreement.

                  10.3 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement of Merger.

                  10.4 Governing Law. This Agreement of Merger shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law principles thereof.

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                  IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement of Merger to be executed on their behalf as of the day first written above.


                                       U.S. AUDIOTEX CORPORATION,
                                          a Delaware corporation



                                       By: /s/ BRIAN W. NOCCO
                                          --------------------------------------
                                           Name: Brian W. Nocco
                                           Title: Director


                                       U.S. AUDIOTEX, LLC,
                                          a California limited liability company



                                       By: /s/ BRIAN W. NOCCO
                                          --------------------------------------
                                           Name:  Brian W. Nocco
                                           Title: CEO

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